                                                                                                                                                                                    EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1

This Amendment No. 1 (the “Amendment”) to that certain Registration Rights Agreement dated February 14, 2005 (the “Agreement”) by and among Technest Holdings, Inc., a Nevada corporation (the “Company”) and the purchasers signatory thereto is made and entered into as of September 30, 2005 by and among the Company and the holders signatory hereto who constitute the holders of a majority of the outstanding Registrable Securities.

WITNESSETH THAT

WHEREAS

The holders signatory hereto were parties to the Agreement; and

WHEREAS

The holders signatory hereto desire, on behalf of themselves and all other purchasers signatory to the Agreement, to amend the Agreement to provide for an increase in the liquidated damages payable to the purchasers signatory to the Agreement under the Agreement; and

WHEREAS

The holders signatory hereto desire, on behalf of themselves and all other purchasers signatory to the Agreement, to amend the Agreement to allow the Company to pay liquidated damages using shares of Common Stock, regardless of the effectiveness of a Registration Statement covering such shares at the time of payment; and

WHEREAS

The Company desires to amend the Agreement to provide for an increase in the liquidated damages payable to the purchasers signatory to the Agreement under the Agreement; and

WHEREAS

The Company desires to amend the Agreement to allow the Company to pay liquidated damages using shares of Common Stock, regardless of the effectiveness of a Registration Statement covering such shares at the time of payment; and

WHEREAS

Section 7(a) of the Agreement provides that the Agreement may be amended by a writing signed by the Company and the Holders of a majority of the outstanding Registrable Securities; and

WHEREAS

The holders signatory hereto hold a majority of the outstanding Registrable Securities;

NOW, THEREFORE, consideration of the mutual covenants contained in this Amendment and intending to be legally bound hereby, the Company and each holder signatory hereto agrees as follows:

1.

Capitalized terms used and not otherwise defined herein that are defined in the Agreement shall have the meanings given such terms in the Agreement.

2.

Effective immediately, Section 2 of the Agreement shall be and read in its entirety as follows:

2. SHELF REGISTRATION

 (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-2 (unless the Company is not then eligible to register for resale the Registrable Securities on Form S-2, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders) substantially the "Plan of Distribution"attached hereto as ANNEX A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of (a) the date that is twenty-four (24) months following the date on which the shelf registration becomes effective and (b) until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "EFFECTIVENESS PERIOD"). The Company shall promptly notify the Holders via email of the effectiveness of the Registration Statement.

(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date or (ii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (iii) after the Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for fifteen (15) consecutive Trading Days in any individual case or an aggregate of forty-five (45) Trading Days during any 12 month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an "EVENT", and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such 15 Trading Day period, as applicable, is exceeded being referred to as "EVENT DATE"), then, on each such Event Date and every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Holder an amount in shares of Common Stock in accordance with SECTION 2(c) below, as liquidated damages and not as a penalty, equal to 4.0% per month pro rata on a daily basis, of (i) the Subscription Amount paid by such Holder pursuant to the Purchase Agreement for Securities then held by such Holder. If the Company fails to pay any liquidated damages pursuant to this Section in full within 10 business days after the end of the calendar month on which they accrued, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

(c) The Company shall pay liquidated damages incurred pursuant to CLAUSE (B) above by issuing shares of Common Stock valued at 90% of the average of the trailing 5 trading days' closing prices before the payment.

3.

Except for those changes specifically noted herein, the Agreement remains in full force and effect and a binding obligation on all parties.

4.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TECHNEST HOLDINGS, INC.

By:  /s/ Joseph P. Mackin

Title:  President

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

Holder:  ipPartners, Inc.

By:  /s/ Robert Tarini

Title:  President

Percentage of Registrable Securities Held as of date first written above:_12.5%_______________________________

Holder:  Verdi Consulting, Inc.

By:  /s/ Chad Verdi

Title:  President

Percentage of Registrable Securities Held as of date first written above:__22.5%_______________________________

Holder: Southridge Partners LP

By: /s/ Stephen Hicks

Percentage of Registrable Securities Held as of date first written above:___35%_______________________________

Holder: Southshore Capital Fund, Ltd.

By:  Navigator Management Ltd.

By: /s/ Arlene DeCastro

By: /s/ Leslie Elliott

Title: Directors

Percentage of Registrable Securities Held as of date first written above:______5%_____________________________

Holder: DKR Soundshore Oasis Holding Fund, Ltd.

By:  /s/Barbara Burger

Title:  Director

Percentage of Registrable Securities Held as of date first written above:_19%__________________________________

Holder: DKR Soundshore Strategic Holding Fund, Ltd.

By:  /s/Barbara Burger

Title:  Director

Percentage of Registrable Securities Held as of date first written above:_1%__________________________________